UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2020

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 Colorado Ave., Suite 230 Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Global Market
9.50% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value	OTRKP	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2020, Ontrak, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with B.Riley Securities, Inc., as representative of the several underwriters identified therein (the “Underwriters”) relating to public offering (the “Offering”) of 1,730,000 shares (the “Shares”) of its 9.50% Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) with a liquidation preference of $25.00 per share.

The Underwriters agreed to purchase the Shares from the Company at a price of $23.265 per share. The Company has granted the underwriters a 30-day option to purchase up to an additional 15% of the shares of Series A Preferred Stock initially sold to the public The Shares were offered, issued and sold under a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to an effective shelf registration statement filed with the SEC on Form S-3 (Registration No. 333-248770) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contained customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Loeb & Loeb LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

Item 7.01	Regulation FD Disclosure.

On December 16, 2020, the Company issued a press release announcing that it had priced the Offering. A copy of this press release is attached as Exhibit 99.1 to this Current Report and incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement between and among the Company and B.Riley Securities, Inc., as representative of the several Underwriters, dated December 15, 2020.
5.1	Opinion of Loeb & Loeb LLP
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
99.1	Press Release dated December 16, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONTRAK, INC.

Date: December 16, 2020	By:	/s/ Brandon LaVerne
Brandon LaVerne
Chief Financial Officer